Exhibit 10.1

EXECUTION COPY

TRANSITION AGREEMENT

THIS TRANSITION AGREEMENT (this “Agreement”) is made and entered into this 6th day of November 2024, by and between TRICIA A. KINNEY (“Executive”) and BLUELINX CORPORATION, a Georgia corporation (“Company”). The term “Company,” when used in this Agreement, includes its parent, subsidiaries or affiliates (including specifically BlueLinx Holdings Inc.) and their respective predecessors, successors, and assigns. Executive and Company are sometimes hereinafter referred to together as the “Parties” and individually as a “Party.”

BACKGROUND:

A.            Executive is employed as the General Counsel and Corporate Secretary of Company.

B.            Executive’s employment with Company will terminate in all capacities as of December 28, 2024.

C.            Company and Executive wish to avoid any disputes which could arise between them including any disputes regarding Executive’s employment or the termination of that employment.

NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.             End of Employment. Executive’s employment with Company will terminate in all capacities on December 28, 2024 (the “Separation Date”).

2.             Future Cooperation. Executive agrees that during the time period between the date she receives this Agreement and the Separation Date, she will cooperate with Company in the smooth transition of her duties. Executive further agrees that, following the Separation Date, Executive upon reasonable notice by Company will make herself reasonably available to Company for the purposes of: (a) providing information regarding the projects and files on which Executive worked for the purpose of transitioning such projects; (b) providing information regarding any other matter, file, project, customer and/or client with whom or with respect to which Executive was involved while employed by, or providing services to, Company; and (c) and cooperating in the investigation and/or defense of any claims of which she may have knowledge, including, but not limited to providing truthful testimony. Further, Executive agrees that, in accordance with the law, Executive will not disclose to any third party any information in her possession that is subject to the attorney-client privilege, which belongs exclusively to the Company, or that is subject to the work product doctrine or other legal protections.

Executive’s Initials __________

3.             Consideration.

(a)           In consideration of Executive’s full release of Company from any and all Claims as described below and in the Release attached as Exhibit A and in the Supplemental Release attached as Exhibit B, which must be signed by Executive on the Separation Date, and Executive’s agreement to perform the other duties and obligations of Executive contained herein, Company will, subject to ordinary and lawful deductions and the terms in Sections 3(b) and (c) below:

(i)             Pay to Executive an amount equal to $410,025, which is one (1) times the Executive’s annual Base Salary in effect immediately prior to the Separation Date (the “Severance Amount”). The Severance Amount shall be paid in a lump sum in cash at the time specified in subsection (b) below (except as otherwise provided in this Agreement);

(ii)            Pay to Executive her annual bonus (the “Bonus Amount”) based on any actual achievement in fiscal year 2024 under the terms of Company’s annual bonus plan for fiscal year 2024. The Bonus Amount shall be payable at the time that bonuses for fiscal year 2024 are paid to other Company senior executives; and

(iii)            Ensure that 226 of the remaining unvested time-based restricted stock units granted to Executive in 2023 and 350 of the remaining unvested time-based restricted stock units granted to Executive in 2024 shall vest on the Separation Date and be settled in shares of Company common stock as soon as administratively practicable following the Supplemental Release Effective Date (and in any event within 30 days following the Separation Date). Executive shall forfeit all other time-based and performance-based restricted stock units outstanding to Executive on the Separation Date.

(b)          Notwithstanding anything else contained herein to the contrary, no payments shall be made or benefits delivered under this Agreement (other than payments required to be made by Company pursuant to Section 4 below) unless:

(i)             at the time she signs this Agreement, (x) Executive also signs and delivers to Company a release in the form attached hereto as Exhibit A (the “Release”); and (y) the applicable revocation period under the Release has expired without Executive having elected to revoke the Release. The Release shall be effective as of the day following the expiration of the applicable revocation period without Executive having elected to revoke the Release; and.

(ii)            on the Separation Date, (x) Executive signs and delivers to Company the Supplemental Release Agreement (“Supplemental Release”) attached hereto as Exhibit B; and (y) the applicable revocation period under the Supplemental Release has expired without Executive having elected to revoke it. The Supplemental Release shall be effective as of the day following the expiration of the applicable revocation period if no revocation has occurred (the “Supplemental Release Effective Date”).

Any payments scheduled to be made prior to the Supplemental Release Effective Date specified in clause (a)(ii) above shall be paid in a lump sum on the first scheduled monthly pay date for the payment of base salary to executives that follows the Supplemental Release Effective Date, except as provided otherwise in this Agreement. Executive agrees and acknowledges that she would not be entitled to the consideration described herein absent execution of the Release and Supplemental Release and expiration of the applicable revocation periods without Executive having revoked the either the Release or the Supplemental Release.

Executive’s Initials __________

(c)           As a further condition to receipt of the benefits in Section 3(a) above, Executive acknowledges that these benefits are in lieu of any other amounts that she may claim to be owed to her upon the termination of her employment relationship with Company, other than those specifically set forth in this Agreement, including without limitation any severance, notice rights, payments (including special or annual bonus), and other benefits, and other amounts to which Executive may be entitled under the laws of Georgia or any other jurisdiction, and Executive agrees not to pursue or claim any of the payments, benefits or rights set forth therein.

(d)           If Company is required to prepare an accounting restatement due to material noncompliance by Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, to the extent required by law, Executive will reimburse Company for (i) any bonus or other incentive-based or equity-based compensation received by Executive from Company (including such compensation payable in accordance with this Section 3 and Section 4) during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying that financial reporting requirement; and (ii) any profits realized by Executive from the sale of Company securities during that 12-month period.

4.             Other Benefits.

(a)           Nothing in this Agreement, the Release or the Supplemental Release shall:

(i)             alter or reduce any vested, accrued benefits (if any) Executive may be entitled to receive under any 401(k) plan established by Company;

(ii)            affect Executive’s right (if any) to elect and pay for continuation of Executive’s health insurance coverage pursuant to COBRA; or

(iii)           affect Executive’s right to payment for any accrued but unused vacation days.

(b)           Company shall pay Executive:

(i)             any base salary that accrues through the Separation Date and is unpaid as of the Separation Date; and

(ii)            any reimbursable expenses that Executive incurs before the Separation Date but are unpaid as of the Separation Date (subject to Company’s expense reimbursement policy).

5.             Restrictive Covenant Agreement. The Parties acknowledge and agree that the Executive Restrictive Covenant Agreement dated as of June 26, 2023, and the Executive Restrictive Covenant Agreement included as part of her June 7, 2024, restricted stock unit award between Company and Executive (the “Restrictive Covenant Agreements”), will survive the termination of Executive’s employment and is incorporated into this Agreement by reference.

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6.             Construction of Agreement, Arbitration and Venue for Disputes. This Agreement shall be deemed to have been jointly drafted by the Parties and shall not be construed against either Party. This Agreement shall be governed by the law of the State of Georgia, without regard to its conflict of laws provisions. Any dispute, controversy, or claim between the Parties arising directly or indirectly out of or connected with this Agreement and/or the Parties’ employment relationship, other than claims for injunctive relief, which may be brought in court, shall be resolved by binding confidential arbitration conducted pursuant to the Federal Arbitration Act and in accordance with the JAMS Employment Arbitration Rules & Procedures.  Any arbitration shall be conducted by a single arbitrator mutually selected by the Parties.  If the Parties are unable to mutually select an arbitrator, the Parties shall follow the JAMS rules for arbitrator selection.  The resolution of the dispute by the arbitrator shall be final, binding, non-appealable, and fully enforceable by a court of competent jurisdiction under the Federal Arbitration Act.  The arbitrator may award damages to the prevailing Party and shall have authority to award all relief that would have been available had the matter been filed in a court located in the United States that would have had jurisdiction over the matter absent this arbitration provision.  The arbitration award shall be in writing and shall include a statement of the reasons for the award.  The arbitration shall be held in Cobb County, Georgia.  If Executive initiates arbitration, the Company shall initially pay all JAMS and arbitrator’s fees and costs in excess of the amount Executive would have incurred if she had brought her claims in court.  The arbitrator(s) may award reasonable attorneys’ fees and/or costs to the prevailing party.  Any claim must be filed within the time period allowed for filing such claim in the applicable forum. This arbitration provision does not include claims that, by law, may not be subject to mandatory arbitration. Notwithstanding the pendency of any such arbitration proceeding, either Party shall be entitled to injunctive relief in a state court located in Cobb County, Georgia or the United States District Court for the Northern District of Georgia upon a showing of irreparable injury. The Parties consent to personal jurisdiction and venue solely within these forums and waive all otherwise possible objections thereto. The existence of any claim or cause of action by Executive against Company, including any dispute relating to the termination of Executive’s employment or under this Agreement, shall not constitute a defense to enforcement of said covenants by injunction.

7.             Severability. If any provision of this Agreement shall be held void, voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein.

8.             Return of all Property and Information of Company. Without limitation of the Restrictive Covenant Agreements, Executive agrees to return all property of Company on or before the Separation Date. Such property includes, but is not limited to, the original and any copy (regardless of the manner in which it is recorded) of all information provided by Company or any subsidiary thereof to Executive or which Executive has developed or collected in the scope of Executive’s employment related to Company as well as all Company-issued equipment, supplies, accessories, vehicles, keys, instruments, tools, devices, computers, cell phones, pagers, materials, documents, plans, records, notebooks, drawings, or papers, along with all passwords and other log-in credential required to access data stored on such equipment or on other apps or websites containing Company information. Upon request by Company, Executive shall certify in writing that Executive has complied with this provision and has deleted all information of Company from any computers or other electronic storage devices owned by Executive. Executive may only retain information relating to Executive’s benefit plans and compensation to the extent needed to prepare Executive’s tax returns.

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9.             No Reliance Upon Other Statements. This Agreement is entered into without reliance upon any statement or representation of any Party hereto or any Party hereby released other than the statements and representations contained in writing in this Agreement (including all Exhibits hereto).

10.           Interpretation of Agreement. The Parties agree that their entry into this Agreement is not and shall not be construed to be an admission of liability or wrongdoing on the part of either Party.

11.           Entire Agreement. This Agreement, including all Exhibits hereto and the Restrictive Covenant Agreements (which are incorporated herein by this reference), contains the entire agreement and understanding concerning the subject matter hereof between the Parties hereto. No waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon either Party hereto unless confirmed in writing. This Agreement may not be modified or amended, except by a writing executed by both Parties hereto. No waiver by either Party hereto of any term or provision of this Agreement or of any default hereunder shall affect such Party’s rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.

12.           Further Assurance. Upon the reasonable request of the other Party, each Party hereto agrees to take any and all actions, including, without limitation, the execution of certificates, documents or instruments, necessary or appropriate to give effect to the terms and conditions set forth in this Agreement.

13.           No Assignment. Neither Party may assign this Agreement, in whole or in part, without the prior written consent of the other Party, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect.

14.           Binding Effect. This Agreement shall be binding on and inure to the benefit of the Parties and their respective heirs, representatives, successors and permitted assigns.

15.           Indemnification. Company understands and agrees that any indemnification obligations under its governing documents or the indemnification agreement between Company and Executive with respect to Executive’s service as an officer of Company remain in effect and survive the termination of Executive’s employment under this Agreement as set forth in such governing documents or indemnification agreement.

16.           Nonqualified Deferred Compensation.

(a)           The payment provided in Section 3(a)(i) of this Agreement is intended to be exempt from Section 409A of the Internal Revenue Code of 1986 (“Section 409A”) as a short-term deferral within the meaning of Treas. Reg. § 1.409A-1(b)(4). If any payment or benefit provided pursuant to or in connection with this Agreement is considered to be deferred compensation subject to Section 409A, it shall be paid and provided in a manner, and at such time and form, as complies with the applicable requirements of Section 409A to avoid the unfavorable tax consequences provided therein for non-compliance. Executive and Company agree that Executive’s termination of employment is an involuntary separation from service under Section 409A.

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(b)           Neither Company nor Executive shall take any action to accelerate or delay the payment of any monies and/or provision of any benefits in any manner which would not be in compliance with Section 409A.

(c)           Notwithstanding any provisions of this Agreement to the contrary, any payment under this Agreement that constitutes deferred compensation subject to Section 409A and that is triggered by Executive’s termination of employment or similar term (i) will only be paid on account of Executive’s “separation from service” within the meaning of Section 409A (“Separation from Service”) and (ii) if Executive is a “specified employee” within the meaning of Section 409A and determined pursuant to procedures adopted by Company at the time of Executive’s Separation from Service will be delayed, as necessary, until the earlier of (i) the first day of the seventh month following the date of Executive’s Separation from Service and (ii) the date of Executive’s death.

(d)           If any payment or benefit under this Agreement constitutes deferred compensation subject to Section 409A and is contingent on the delivery of a release by Executive and could occur in either of two consecutive calendar years, the payment will be made or the benefit will be delivered in the second calendar year.

(e)           To the extent that any payment of or reimbursement by Company to Executive of expenses under Section 4(a) of this Agreement constitutes a deferred compensation subject to Section 409A (a “Reimbursement”), (i) if not sooner paid by Company as specified in Section 4 of this Agreement, Executive must request the Reimbursement no later than 90 days following the date on which Executive incurs the corresponding expense; (ii) subject to any shorter time period provided in Section 4 of this Agreement, Company must make the Reimbursement to Executive on or before the last day of the calendar year following the calendar year in which Executive incurred the eligible expense; (iii) Executive’s right to Reimbursement shall not be subject to liquidation or exchange for another benefit; (iv) the amount eligible for Reimbursement in one calendar year shall not affect the amount eligible for Reimbursement in any other calendar year; and (v) the period during which Executive may incur expenses eligible for Reimbursement is limited to the period specified in Section 4(a) of this Agreement.

(f)            Notwithstanding any other provision of this Agreement, Company shall not be liable to Executive if any payment or benefit which is to be provided pursuant to this Agreement and which is considered deferred compensation subject to Section 409A otherwise fails to comply with, or be exempt from, the requirements of Section 409A. Executive shall be solely responsible for the tax consequences with respect to any payment or benefit provided pursuant to or in connection with this Agreement, and in no event shall Company have any responsibility or liability if this Agreement does not meet any applicable requirements of Section 409A.

17.           Counterparts. This Agreement may be executed in any number of counterparts and by the Parties hereto in separate counterparts, with the same effect as if the Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument, with original signature, photocopy signature, fax signature, or electronic signature permitted and accepted.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the Parties have executed, or caused their duly authorized representatives to execute this Agreement as of the day and year first above written.

“Executive”

Tricia A. Kinney

“Company”

BLUELINX CORPORATION

By:
Name: Shyam K. Reddy
Title: President and Chief Executive Officer

Executive’s Initials __________

EXHIBIT A

RELEASE

In consideration for the undertakings and promises set forth in that certain Transition Agreement, dated as of November 6, 2024 (the “Agreement”), between TRICIA A. KINNEY (“Executive”) and BLUELINX CORPORATION (“Company”), the terms of which are incorporated herein by reference, Executive (on behalf of herself and her heirs, assigns and successors in interest) unconditionally releases, discharges, and holds harmless Company and its parent and current and former subsidiaries and affiliates and their respective current and former officers, directors, employees, agents, insurers, benefit plans, assigns and successors in interest (collectively, “Releasees”) from each and every claim, cause of action, right, liability or demand of any kind and nature, and from any claims which may be derived therefrom (collectively “Released Claims”), that Executive had, has, or might claim to have against Releasees based upon facts occurring up to the time Executive executes this Release, whether presently known or unknown to Executive, including, without limitation, any and all claims listed below, other than any such claims Executive has or might have under the Agreement:

(a)           arising from or in connection with Executive’s employment, pay, bonuses, vacation or any other Executive benefits, and other terms and conditions of employment or employment practices of Company;

(b)           arising out of or relating to the termination of Executive’s employment with Company or the surrounding circumstances thereof;

(c)           based on discrimination and/or harassment on the basis of race, color, religion, sex, national origin, handicap, disability, age or any other category protected by law, including without limitation claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Executive Order 11246, 42 USC § 1981, the Equal Pay Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefits Protection Act, the Equal Pay Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act (as any of these laws may have been amended), or any other similar labor, employment or anti-discrimination law under state, federal or local law;

(d)           based on any contract, tort, whistleblower, personal injury, wrongful discharge theory or other common law theory; or

(e)           arising under the Agreement or any written or oral agreements between Executive and Company or any of Company’s subsidiaries or affiliates (other than the Agreement).

Executive expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all Claims which Executive does not know or suspect to exist in her favor at the time she signs this Agreement, and that this Agreement contemplates the extinguishment of any such Claim or Claims.

Except as otherwise set forth herein, Executive covenants not to sue or initiate any claims in any forum against any of the Releasees on account of or in relation to any Released Claim, or to incite, assist or encourage other persons or entities to bring claims of any nature whatsoever against Company or Releasees. Executive further covenants not to accept, recover or receive any monetary damages or any other form of relief which may arise out of or in connection with any administrative proceedings which may be filed with or pursued independently by any governmental agency or agencies, whether federal, state or local. This provision does not prohibit Executive from filing a lawsuit challenging the validity of Executive’s waiver of claims under the ADEA.

Notwithstanding anything herein to the contrary, Company and Executive acknowledge and agree that the above release does not waive any rights or claims that may arise based on facts or events occurring after the date of Executive’s execution of this Agreement, nor does it serve to waive any rights or claims that are precluded from being waived by applicable law.

Protected Rights. Executive understands that nothing contained in this Release limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Release does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to Company. This Release does not limit Executive’s right to receive an award for information provided to any Government Agencies. Executive affirms that she is not aware of any Company violations of the law.

In addition, Executive agrees not to file a lawsuit asserting any claims that are waived in this Release. If Executive files such a lawsuit, Executive shall pay all costs incurred by Releasees (or any of them), including reasonable attorney’s fees, in defending against Executive’s claim, and, as a precondition to filing any such lawsuit, shall return all but $500.00 of the severance benefits or payments Executive has received. The preceding two sentences of this paragraph do not apply if Executive files a charge or lawsuit under the ADEA challenging the validity of this Release. However, in the event any such ADEA lawsuit is unsuccessful, a court may order Executive to pay attorney’s fees and/or costs incurred by Releasees (or any of them) where authorized by law. In the event any such ADEA lawsuit is successful, the severance benefits or payments Executive received for signing this Release shall serve as restitution, recoupment, or setoff to any monetary award received by Executive.

Executive hereby acknowledges that Executive has no interest in reinstatement, reemployment or employment with Company or any Releasee, and Executive forever waives any interest in or claim of right to any future employment by Company or any Releasee. Executive further covenants not to apply for future employment with Company or any Releasee, or to otherwise seek or encourage reinstatement.

By signing this Release, Executive certifies that:

(a)           Executive acknowledges and agrees that her waiver of rights under this Release is knowing and voluntary and complies in full with all criteria set forth in the regulations promulgated under the Older Workers Benefit Protection Act for release or waiver of claims under the ADEA and further complies in full with the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, and any and all other applicable federal, state and local laws, regulations, and orders;

(b)           Executive has carefully read and fully understands the provisions of this Release;

(c)           That the payment referred to in this Release and the Agreement exceeds that to which Executive would otherwise have been entitled, and that the actual payment is in exchange for her release of the claims referenced in this Release;

(d)           Executive is advised to consult with an attorney before signing this Release;

(e)           Executive understands that any discussions she may have had with counsel for Company regarding her employment or this Release does not constitute legal advice to her and that she has had the opportunity to retain her own independent counsel to render such advice;

(f)            Executive understands that this Release and the Agreement FOREVER RELEASE Company and all other Releasees to the extent set forth above, except that Executive is not releasing or waiving any claim under the Age Discrimination in Employment Act that may arise after Executive’s execution of this Release;

(g)           In signing this Release and the Agreement, Executive DOES NOT RELY ON AND HAS NOT RELIED ON ANY REPRESENTATION OR STATEMENT (WRITTEN OR ORAL) NOT SPECIFICALLY SET FORTH IN THIS RELEASE OR IN THE AGREEMENT by Company or any other Releasee, or by any of their agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise, and Executive agrees that this Release will be interpreted and enforced in accordance with Georgia law;

(h)           Company hereby allows Executive no less than twenty-one (21) days from Company’s initial written offer to consider this Release and the Agreement, and she has had sufficient time to consider her decision to enter into this Release and the Agreement. To agree to this Release and the Agreement, Executive must deliver signed copies to the Company so that they are received in writing by the Vice President, Human Resources of Company at the offices of Company at 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067 by hand delivery or by email addressed to Keisha.Duck@BlueLinxCo.com at or before the expiration of the 21-day consideration period. In the event Executive executes this Release and the Agreement prior to the expiration of the aforesaid 21-day period, she acknowledges that her execution of this Release and the Agreement before the expiration of the 21-day period was knowing and voluntary and was not induced in any way by Company or any other person or entity; and

(i)            Executive agrees to its terms knowingly, voluntarily and without intimidation, coercion or pressure.

Executive may revoke this Release within seven (7) calendar days after signing it. To be effective, such revocation must be delivered to and received in writing by the Vice President, Human Resources of Company at the offices of Company at 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067 by hand delivery or by email addressed to Keisha.Duck@BlueLinxCo.com before the expiration of this seven (7) day period.

This Release may be executed in any number of counterparts and by the Parties hereto in separate counterparts, with the same effect as if the Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument, with original signature, photocopy signature, fax signature, or electronic signature permitted and accepted.

IN WITNESS WHEREOF, the undersigned has executed this Release as of the date set forth below.

“Executive”

Tricia A. Kinney

Dated:

EXHIBIT B

SUPPLEMENTAL RELEASE AGREEMENT

In consideration for the undertakings and promises set forth in that certain Transition Agreement, dated as of November 6, 2024 (the “Agreement”), between TRICIA A. KINNEY (“Executive”) and BLUELINX CORPORATION (“Company”), the terms of which are incorporated herein by reference, Executive (on behalf of herself and her heirs, assigns and successors in interest) enters into this Supplemental Release Agreement (“Supplemental Release”) on this ___ day of December, 2024.

Executive hereby unconditionally releases, discharges, and holds harmless Company and its parent and current and former subsidiaries and affiliates and their respective current and former officers, directors, employees, agents, insurers, benefit plans, assigns and successors in interest (collectively, “Releasees”) from each and every claim, cause of action, right, liability or demand of any kind and nature, and from any claims which may be derived therefrom (collectively “Released Claims”), that Executive had, has, or might claim to have against Releasees based upon facts occurring up to the time Executive executes this Supplemental Release, whether presently known or unknown to Executive, including, without limitation, any and all claims listed below, other than any such claims Executive has or might have under the Agreement:

(a)           arising from or in connection with Executive’s employment, pay, bonuses, vacation or any other Executive benefits, and other terms and conditions of employment or employment practices of Company;

(b)           arising out of or relating to the termination of Executive’s employment with Company or the surrounding circumstances thereof;

(c)           based on discrimination and/or harassment on the basis of race, color, religion, sex, national origin, handicap, disability, age or any other category protected by law, including without limitation claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Executive Order 11246, 42 USC § 1981, the Equal Pay Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefits Protection Act, the Equal Pay Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act (as any of these laws may have been amended), or any other similar labor, employment or anti-discrimination law under state, federal or local law;

(d)           based on any contract, tort, whistleblower, personal injury, wrongful discharge theory or other common law theory; or

(e)           arising under the Agreement or any written or oral agreements between Executive and Company or any of Company’s subsidiaries or affiliates (other than the Agreement).

Executive expressly acknowledges that this Supplemental Release is intended to include in its effect, without limitation, all Claims which Executive does not know or suspect to exist in her favor at the time she signs this Supplemental Release, and that this Supplemental Release contemplates the extinguishment of any such Claim or Claims.

Except as otherwise set forth herein, Executive covenants not to sue or initiate any claims in any forum against any of the Releasees on account of or in relation to any Released Claim, or to incite, assist or encourage other persons or entities to bring claims of any nature whatsoever against Company or Releasees. Executive further covenants not to accept, recover or receive any monetary damages or any other form of relief which may arise out of or in connection with any administrative proceedings which may be filed with or pursued independently by any governmental agency or agencies, whether federal, state or local. This provision does not prohibit Executive from filing a lawsuit challenging the validity of Executive’s waiver of claims under the ADEA.

Notwithstanding anything herein to the contrary, Company and Executive acknowledge and agree that the above release does not waive any rights or claims that may arise based on facts or events occurring after the date of Executive’s execution of this Supplemental Release, nor does it serve to waive any rights or claims that are precluded from being waived by applicable law.

Protected Rights. Executive understands that nothing contained in this Supplemental Release limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Supplemental Release does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to Company. This Supplemental Release does not limit Executive’s right to receive an award for information provided to any Government Agencies. Executive affirms that she is not aware of any Company violations of the law.

In addition, Executive agrees not to file a lawsuit asserting any claims that are waived in this Supplemental Release. If Executive files such a lawsuit, Executive shall pay all costs incurred by Releasees (or any of them), including reasonable attorney’s fees, in defending against Executive’s claim, and, as a precondition to filing any such lawsuit, shall return all but $500.00 of the severance benefits or payments Executive has received. The preceding two sentences of this paragraph do not apply if Executive files a charge or lawsuit under the ADEA challenging the validity of this Supplemental Release. However, in the event any such ADEA lawsuit is unsuccessful, a court may order Executive to pay attorney’s fees and/or costs incurred by Releasees (or any of them) where authorized by law. In the event any such ADEA lawsuit is successful, the severance benefits or payments Executive received for signing the Agreement and this Supplemental Release shall serve as restitution, recoupment, or setoff to any monetary award received by Executive.

Executive hereby acknowledges that Executive has no interest in reinstatement, reemployment or employment with Company or any Releasee, and Executive forever waives any interest in or claim of right to any future employment by Company or any Releasee. Executive further covenants not to apply for future employment with Company or any Releasee, or to otherwise seek or encourage reinstatement.

By signing this Supplemental Release, Executive certifies that:

(a)           Executive acknowledges and agrees that her waiver of rights under this Supplemental Release is knowing and voluntary and complies in full with all criteria set forth in the regulations promulgated under the Older Workers Benefit Protection Act for release or waiver of claims under the ADEA and further complies in full with the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, and any and all other applicable federal, state and local laws, regulations, and orders;

(b)           Executive has carefully read and fully understands the provisions of this Supplemental Release;

(c)           That the payment referred to in this Supplemental Release and the Agreement exceeds that to which Executive would otherwise have been entitled, and that the actual payment is in exchange for her release of the claims referenced in this Supplemental Release;

(d)           Executive is advised to consult with an attorney before signing this Supplemental Release;

(e)           Executive understands that any discussions she may have had with counsel for Company regarding her employment or this Supplemental Release does not constitute legal advice to her and that she has had the opportunity to retain her own independent counsel to render such advice;

(f)            Executive understands that this Supplemental Release and the Agreement FOREVER RELEASE Company and all other Releasees to the extent set forth above, except that Executive is not releasing or waiving any claim under the Age Discrimination in Employment Act that may arise after Executive’s execution of this Supplemental Release;

(g)           In signing this Supplemental Release, Executive DOES NOT RELY ON AND HAS NOT RELIED ON ANY REPRESENTATION OR STATEMENT (WRITTEN OR ORAL) NOT SPECIFICALLY SET FORTH IN THIS SUPPLEMENTAL RELEASE OR IN THE TRANSITION AGREEMENT by Company or any other Releasee, or by any of their agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Supplemental Release or otherwise, and Executive agrees that this Supplemental Release will be interpreted and enforced in accordance with Georgia law;

(h)           Company hereby allows Executive no less than twenty-one (21) days from Company’s initial written offer to consider this Supplemental Release, and she has had sufficient time to consider her decision to enter into this Supplemental Release. To agree to the terms of this Supplemental Release, Executive must sign it and return it to the Company on December 28, 2024. The signed Supplemental Release must be received by the Company’s Vice President, Human Resources at the offices of Company at 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067 either by hand delivery or by email addressed to Keisha.Duck@BlueLinxCo.com on December 28, 2024; and

(i)            Executive agrees to its terms knowingly, voluntarily and without intimidation, coercion or pressure.

Executive may revoke this Supplemental Release within seven (7) calendar days after signing it. To be effective, such revocation must be delivered to and received in writing by the Vice President, Human Resources of Company at the offices of Company at 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067 by hand delivery or by email to Keisha.Duck@BlueLinxCo.com at or before the expiration of this seven (7)- day period.

This Supplemental Release may be executed in any number of counterparts and by the Parties hereto in separate counterparts, with the same effect as if the Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument, with original signature, photocopy signature, fax signature, or electronic signature permitted and accepted.

IN WITNESS WHEREOF, the undersigned has executed this Supplemental Release on December __, 2024.

“Executive”

Tricia A. Kinney

Dated: